EXHIBIT 10.4

[Letterhead of BCB Community Bank]

May 10, 2012

Amer Saleem, Chief Lending Officer
BCB Community Bank
104-110 Avenue C
Bayonne, NJ 07002

RE:	BCB COMMUNITY BANK/AMER
SALEEM/EMPLOYMENT AGREEMENT

Dear Amer:

Pursuant to the vote of the Board of Directors ("Board") of BCB Community Bank ("BCB") at last night's Board meeting, please be advised that the Board, pursuant to Section 2(a) of the Employment Agreement between BCB Community Bank and Amer Saleem, dated as of July 6, 2010 ("Agreement"), has elected not to extend the term of the Agreement, and hereby gives you written notice of its non-renewal of the Agreement.

Thank you.

Very truly yours,

/s/ John J. Brogan, Esq.

JOHN J. BROGAN, ESQ.
GENERAL COUNSEL
BCB COMMUNITY BANK

INTER-OFFICE DELIVERY
JBrogan/server/Executive Agreements.Letter to Amer Saleem.5.10.12